Exhibit j(ii) under Form N-1A
                                          Exhibit (23) under Item 60/Reg.S-K








 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Institutional Shares, Institutional Service Shares, Class A Shares, and Class Y Shares Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information for Federated Short-Term Income Fund in Post-Effective Amendment Number 59 to the Registration Statement (Form N-1A, No. 33-3164) of Federated Short-Term Income Fund and to the incorporation by reference of our report, dated June 9, 2006, on Federated Short-Term Income Fund (one of the portfolios comprising the Federated Income Securities Trust) included in the Annual Reports to Shareholders for the fiscal year ended April 30, 2006.




                                          ERNST & YOUNG LLP


Boston, Massachusetts
June 26, 2006

 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Institutional Shares and Institutional Service Shares Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information for Federated Intermediate Corporate Bond Fund in Post-Effective Amendment Number 59 to the Registration Statement (Form N-1A, No. 33-3164) of Federated Intermediate Corporate Bond Fund and to the incorporation by reference of our report, dated June 9, 2006, on Federated Intermediate Corporate Bond Fund (one of the portfolios comprising Federated Income Securities Trust) included in the Annual Report to Shareholders for the fiscal year ended April 30, 2006.




                                          ERNST & YOUNG LLP


Boston, Massachusetts
June 26, 2006